UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. ___)
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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
BALLY TOTAL FITNESS HOLDING CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.
Attached hereto as Exhibit A is a press release issued by Bally on January 13, 2006.
Attached hereto as Exhibit B is a press release issued by Bally on January 17, 2006.
Important Additional Information Filed with the SEC
Bally filed a definitive proxy statement with the SEC on December 27, 2005, as amended on January 9, 2006 and January 13, 2006. The proxy statement was mailed to Bally stockholders on December 28, 2005. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT BALLY. Investors and stockholders are able to obtain free copies of the Proxy Statement and other documents filed with the Securities and Exchange Commission (the “SEC”) by Bally through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders are able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Bally by directing a request to Bally Total Fitness Holding Corporation, 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631, Attention: Investor Relations: Proxy Request.
LISTING OF PERSONS WHO MAY BE DEEMED “PARTICIPANTS” IN THE SOLICITATION AND CERTAIN INFORMATION CONCERNING SUCH PERSONS IS SET FORTH IN THE COMPANY’S DEFINITIVE PROXY STATEMENT DATED DECEMBER 27, 2005, AS AMENDED ON JANUARY 9, 2006 AND JANUARY 13, 2006, WHICH MAY BE OBTAINED THROUGH THE WEB SITE MAINTAINED BY THE SEC AT www.sec.gov.

EXHIBIT A

Contact:	BALLY TOTAL FITNESS
8700 West Bryn Mawr Avenue
Chicago, IL 60631
www.ballyfitness.com
Investors: Janine Warell, (773) 864-6897
Media: Matt Messinger, (773) 864-6850
Additional Investor Contacts:
Jeanne Carr/Dan Burch of MacKenzie Partners
(212) 929-5916 / (212) 929-5748
FOR IMMEDIATE RELEASE
LEADING PROXY ADVISOR RECOMMENDS SHAREHOLDERS REJECT LIBERATION’S STOCKHOLDER PROPOSALS IN BALLY PROXY CONTEST; REBUFF’S PARDUS’ ATTEMPT TO GET BLANKET DISCRETION ON LIBERATION PROPOSALS
Bally Board Reiterates Support for Nomination of Eric Langshur
CHICAGO, January 13, 2006 — Bally Total Fitness (NYSE: BFT), the nation’s leader in health and fitness, announced today that Institutional Shareholder Services (ISS) has recommended that Bally shareholders reject all the stockholder proposals put forth by Liberation Investment Group. ISS also rejected Pardus’ request for discretionary authority to vote on the Liberation proposals.
ISS noted in its report, “While we support the context of providing shareholders with rights to affect change, it is important to balance this with the need for companies to operate without constantly “looking over their shoulder” for daily approval from shareholders. A well-structured and functioning board should be able to provide this necessary balance — keeping management focused on shareholder value, while providing a buffer against freewheeling attacks that may be made against management...Therefore, we recommend that shareholders do not vote on the proposals presented by Liberation.”
Commenting on the ISS recommendations, John W. Rogers, Jr., Lead Director of Bally’s Board, said, “We are very pleased that ISS has asked shareholders not to vote for Liberation’s proposals and rejected Pardus’ attempt to gain blanket discretion to vote on these proposals. Our Board remains confident that Bally’s turnaround is working and that the current management team led by Paul Toback is responsible for returning the Company to profitability and setting it on the right path.”
ISS also urged shareholders to vote in favor of the Company’s proposed new Omnibus Stock plan, noting that based on ISS analysis, the total cost of the company’s plan is less than half the allowable cap for the company. The Company was pleased that ISS rejected Pardus and Liberation’s contrary recommendations on this proposal.
Bally also responded to ISS’s recommendation regarding the election of directors to be voted on at Bally’s annual meeting of shareholders on January 26, 2006. Rogers noted, “Regarding the election of directors, we urge that shareholders support the Board’s proposal which includes two candidates nominated by Pardus, along with Eric Langshur, Bally’s Head of the Audit Committee. Eric is the individual who successfully led our finance team through the arduous financial restatement process and helped restore integrity to the financial reporting process at Bally. Mr. Kornstein, Pardus’ remaining candidate, in our view, is too closely aligned with Mr. Pearlman and Liberation.”
Bally urges shareholders to vote for the Bally nominees by signing, dating and returning the WHITE proxy card. Shareholders with questions or in need of assistance in voting their shares should contact Bally’s proxy solicitor, MacKenzie Partners, toll-free at 800-322-2885 or collect at 212-929-5500.
About Bally Total Fitness
Bally Total Fitness is the largest and only nationwide commercial operator of fitness centers in the U.S., with nearly 440 facilities located in 29 states, Mexico, Canada, Korea, China and the Caribbean under the Bally Total Fitness(R), Crunch Fitness(SM), Gorilla Sports(SM), Pinnacle Fitness(R), Bally Sports Clubs(R) and Sports Clubs of Canada (R) brands. Bally offers a unique platform for distribution of a wide range of products and services targeted to active, fitness-conscious adult consumers.
About Institutional Shareholder Services
(ISS) is the world’s leading provider of proxy voting and corporate governance services with over 20 years of experience. ISS serves more than 1,600 institutional and corporate clients worldwide with its core business — analyzing proxies and issuing informed research and objective vote recommendations for more than 33,000 companies across 115 markets worldwide.
Forward-looking statements in this release including, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations, intentions, and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.
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EXHIBIT B

Contact:	BALLY TOTAL FITNESS
8700 West Bryn Mawr Avenue
Chicago, IL 60631
www.ballyfitness.com
Investors: Janine Warell, (773) 864-6897
Media: Matt Messinger, (773) 864-6850
Additional Investor Contacts:
Jeanne Carr/Dan Burch of MacKenzie Partners
(212) 929-5916 / (212) 929-5748
FOR IMMEDIATELY RELEASE
BALLY SAYS PARDUS AND LIBERATION “MISS THE POINT” IN LATEST COMMUNICATIONS
Asks Shareholders to Vote Based on Business Turnaround and Sound Strategic Process To Create Value
CHICAGO, January 17, 2006 - Bally Total Fitness (NYSE: BFT), the nation’s leader in health and fitness, said today that its two dissident hedge funds, Pardus and Liberation, are once again missing the key points in their communications released today.
“In all of their communications urging shareholders to support their views, Pardus and Liberation have consistently ignored the fundamental issues that remain central to most shareholders — how is the Company doing in turning around the business to create more and lasting shareholder value, and what are Bally’s independent Board and management doing to address the sizeable debt that the Company was saddled with since going public in 1996,” said Paul Toback, Chairman and CEO.
Mr. Toback added, “The fact is that Bally continues to execute well on its operational turnaround on all levels, including a revamped business model and new marketing initiatives, which are collectively driving revenue growth, improved efficiencies and growth in new members. Pardus itself has acknowledged Bally’s strong financial performance, stating in their December 8, 2005 SEC filing, ‘last week the Company (Bally) reported financial and operating results that were even better than “street” expectations.’
“Furthermore, an independent special committee of directors is moving forward expeditiously in evaluating strategic alternatives with two leading independent financial advisors to best enhance long-term value for shareholders. These are the issues that matter for investors. By now it should have become abundantly clear that Pardus and Liberation have no constructive plans of their own to improve Bally’s business or build long-term value for all Bally shareholders.”

Bally continues to encourage shareholders to support the Board of Directors’ slate, which includes two candidates nominated by Pardus, along with Eric Langshur, the head of Bally’s Audit committee, by dating and returning the WHITE proxy card. Shareholders with questions or in need of assistance in voting their shares should contact Bally’s proxy solicitor, MacKenzie Partners, toll-free at 800-322-2885 or collect at 212-929-5500.
About Bally Total Fitness
Bally Total Fitness is the largest and only nationwide commercial operator of fitness centers in the U.S., with nearly 440 facilities located in 29 states, Mexico, Canada, Korea, China and the Caribbean under the Bally Total Fitness(R), Crunch Fitness(SM), Gorilla Sports(SM), Pinnacle Fitness(R), Bally Sports Clubs(R) and Sports Clubs of Canada (R) brands. Bally offers a unique platform for distribution of a wide range of products and services targeted to active, fitness-conscious adult consumers.
Forward-looking statements in this release including, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations, intentions, and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.
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